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                                                                   EXHIBIT 10.17
                                                                      LOAN 13719
                                                                  HOUSTON, TEXAS


                                LIMITED GUARANTY
                                      (RMB)

        THIS LIMITED GUARANTY ("GUARANTY") is made as of the 12TH DAY OF APRIL, 2004 by Guarantor (as hereinafter defined) for the benefit of State Farm (as hereinafter defined).

        1. DEFINITIONS. As used in this Guaranty, the following terms shall have the meanings indicated below:

                (1) The term "STATE FARM" shall mean STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, whose address for notice purposes is the following:

                        One State Farm Plaza
                        Bloomington, Illinois  61710
                        Attn: Corporate Law - Investments  E-3

                (2)     The term "BORROWER" shall mean the following:

                        BEHRINGER HARVARD ENCLAVE S LP
                                              and
                        BEHRINGER HARVARD ENCLAVE H LP

                (3) The term "GUARANTEED INDEBTEDNESS" shall mean all Losses (as defined below) which are attributable to the acts or omissions of BEHRINGER HARVARD ENCLAVE S LP and/or BEHRINGER HARVARD ENCLAVE H LP incurred by State Farm arising from or related to:

                (a) Any Rents received by any of the Exculpated Parties or Liable Parties from tenants of the Premises and not applied to the Indebtedness or the operating expenses of the Premises in accordance with the Loan Documents, either within one hundred eighty (180) days prior to such Event of Default or any time after an Event of Default;

                (b) The misapplication or misappropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by Borrower, any affiliate of the Borrower or any other person or entity (other than State
                        Farm) in connection with the operation of the Premises in violation of the Loan Documents or any leases affecting the Premises;

                (c) Any amount(s) necessary to repair or replace any damage to or destruction of the Premises which is caused by any willful or wanton act or omission

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                        on the part of any of the Exculpated Parties or Liable
                        Parties including, without limitation, waste or any act of arson or malicious destruction by any of the Exculpated Parties or Liable Parties;

                (c) The failure to maintain insurance as required by the Loan Documents or any leases affecting the Premises or the failure to timely pay insurance premiums, real estate taxes, regular or special assessments or utility charges affecting the Premises to the extent funds (plus any distributions made to the Tenants-in-Common during the period of such failure) are, or were, available from the operation of the Premises;

                (d) Any payments, dividends or distributions made by Maker to any other Exculpated Party or other Liable Party in violation of the terms of the Loan Documents either within one hundred eighty (180) days prior to such Event of Default or any time after such Event of Default;

                (e) Transfers of any interest in the Premises in violation of SECTION 3.11 of the Deed of Trust and Security Agreement;

                (f) Any insurance proceeds or condemnation awards received by any of the Exculpated Parties or Liable Parties and not delivered over to State Farm or used for Restoration of the Premises in accordance with the terms of the Loan Documents;

                (g) Any fraud or willful misrepresentation of a material fact by any of the Exculpated Parties or Liable Parties in any document executed or presented to State Farm in connection with the Loan; or

                (h) Any fraud or willful misrepresentation of a material fact by any of the Exculpated Parties or Liable Parties in any document executed or presented to State Farm in connection with the Loan; or

                (i) Any use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Premises of any materials, substances or wastes defined or classified as hazardous or toxic under applicable Federal, State or local laws or regulations or arising out of or from any failure on the part of any of the Exculpated Parties or Liable Parties to comply with the provisions of the Environmental Indemnification Agreement.

                (4) As used herein, the term "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (including, without limitation, offsets and abatements of Rent), costs, fines, penalties, charges, fees, expenses (including, without limitation, legal fees and expenses and other costs of defense and internal administrative fees assessed by State Farm), judgments, awards, amounts paid in settlement of whatever kind or nature.

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                (5)     The term "GUARANTOR" shall mean ROBERT M. BEHRINGER, an
        individual.

                (6) The term "LOAN DOCUMENTS" shall mean all documents representing, evidencing and/or securing the loan in the amount of $20,000,000.00 from State Farm to Borrower.

                (7) The term "PREMISES" shall have the meaning contained in that certain "DEED OF TRUST AND SECURITY AGREEMENT" executed by Borrower for the benefit of State Farm dated of even date herewith.

        2. OBLIGATIONS. As an inducement to State Farm to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter. Notwithstanding any other provision in this Guaranty or in any of the other Loan Documents, however, Guarantor's liability for the Guaranteed Indebtedness shall be suspended so long as Behringer Harvard Holdings, LLC (i) is obligated under the Loan Documents for the Guaranteed Indebtedness and (ii) maintains a net worth of not less than Nine Million Dollars ($9,000,000.00).

        3.      CHARACTER OF OBLIGATIONS.

                (1) This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. This Guaranty and the Guarantor's obligations hereunder are irrevocable and, in the event of Guarantor's death, shall be binding upon Guarantor's estate pursuant to PARAGRAPH 10 herein. All of the Guaranteed Indebtedness shall be conclusively presumed to have been made or acquired in acceptance hereof. GUARANTOR SHALL BE LIABLE, JOINTLY AND SEVERALLY, WITH BORROWER AND ANY OTHER GUARANTOR OF ALL OR ANY PART OF THE GUARANTEED INDEBTEDNESS.

                (2) State Farm may, at its sole discretion and without impairing its rights hereunder, (I) apply any payments on the Guaranteed Indebtedness that State Farm receives from Borrower or any other source other than Guarantor to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder and (II) apply any proceeds it receives as a result of the foreclosure or other realization on any collateral for the Guaranteed Indebtedness to that portion, if any, of the Guaranteed Indebtedness not guaranteed hereunder or to any other indebtedness secured by such collateral.

                (3) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness and Guarantor's obligations hereunder shall continue until State Farm has received payment in full of the Guaranteed Indebtedness.

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                (4)     Guarantor's obligations hereunder shall not be released,
        diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which State Farm may extend to Borrower, the number of transactions between State Farm and Borrower, payments by Borrower to State Farm or State Farm's allocation of payments by Borrower.

        4. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants the following to State Farm:

                (1) This Guaranty directly and substantially benefits Guarantor; and

                (2) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

                (3) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on State Farm to provide such information to Guarantor either now or in the future; and

                (4) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party or (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject; and

                (5) Neither State Farm nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

                (6) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to State Farm are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to State Farm since the date of the last statement thereof; and

                (7) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed its liabilities (both fixed

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        and contingent) and (iii) Guarantor is and will continue to be able to pay its debts as they mature.

        5. COVENANTS. Guarantor hereby covenants and agrees with State Farm as follows:

                (1)     Guarantor shall not, so long as its obligations under

        this Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration; and

                (2) Guarantor shall promptly furnish to State Farm at any time and from time to time such financial statements and other financial information of Guarantor as State Farm, provided that Robert Behringer's financial information will not have to be audited or reviewed; and

                (3) Guarantor shall comply with all terms and provisions of the Loan Documents that apply to Guarantor; and

                (4) Guarantor shall promptly inform State Farm of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any adverse change in the financial condition of Guarantor.

        6.      CONSENT AND WAIVER.

                (1) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by State Farm, including without limitation, except as otherwise required by the terms of the Loan Documents, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

                (2) State Farm may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which

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        may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to State Farm or others;
        (vii) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to State Farm not guaranteed under this Guaranty; and (viii) apply any sums paid to State Farm by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as State Farm, in its sole discretion, may determine.

                (3) Should State Farm seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) State Farm first enforce any rights or remedies against Borrower or any other person or entity liable to State Farm for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) State Farm first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to State Farm's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

                (4) IN ADDITION TO ANY OTHER WAIVERS, AGREEMENTS AND COVENANTS OF GUARANTOR SET FORTH HEREIN, GUARANTOR HEREBY FURTHER WAIVES AND RELEASES ALL CLAIMS, CAUSES OF ACTION, DEFENSES AND OFFSETS FOR ANY ACT OR OMISSION OF STATE FARM, ITS DIRECTORS, EMPLOYEES, REPRESENTATIVES OR AGENTS IN CONNECTION WITH STATE FARM'S ADMINISTRATION OF THE GUARANTEED INDEBTEDNESS, INCLUDING STATE FARM'S NEGLIGENCE OR STRICT LIABILITY, BUT EXCLUDING STATE FARM'S GROSS NEGLIGENCE AND WILLFUL MISCONDUCT.

        7.      OBLIGATIONS NOT IMPAIRED.

                (1) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor (except as provided in PARAGRAPH 10 herein) or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or

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        other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty including but not limited to a foreclosure, judicial or non-judicial, a transfer or deed in lieu of foreclosure or any conveyance or transfer from the Borrower; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by State Farm to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by State Farm to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise require by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

                (2) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by State Farm upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

                (3) In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

        8. ACTIONS AGAINST GUARANTOR. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to State Farm, in lawful money of the United States, at State Farm's address set forth in SUBPARAGRAPH 1(I) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as State Farm deems advisable. The exercise by State Farm of any right or remedy under this Guaranty or under any other agreement

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or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of State Farm shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be PRIMA FACIE evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

        9. PAYMENT BY GUARANTOR. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to State Farm contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment State Farm receives such notice either by: (a) personal delivery to the address and designated department of State Farm identified in SUBPARAGRAPH 1(A) above, or
(b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to State Farm at the address shown in SUBPARAGRAPH 1(A) above. In the absence of such notice to State Farm by Guarantor in compliance with the provisions hereof, any sum received by State Farm on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

        10. DEATH OF GUARANTOR. In the event of the death of Guarantor, the obligations of the deceased Guarantor under this Guaranty shall continue as an obligation against Guarantor's estate as to all of the Guaranteed Indebtedness. The terms and conditions of this Guaranty, including without limitation the consents and waivers set forth in PARAGRAPH 6 hereof, shall remain in effect with respect to the Guaranteed Indebtedness in the same manner as if Guarantor had not died.

        11. NOTICE OF SALE. In the event that Guarantor is entitled to receive any notice (which shall be given to the address listed on the signature page hereof) under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given in the manner set forth in SECTION 8.1 of the Deed of Trust and Security Agreement executed by Borrower to the benefit of State Farm dated of even date herewith.

        12. WAIVER BY STATE FARM. No delay on the part of State Farm in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of State Farm, and then only in the specific instance and for the purpose given.

        13. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of State Farm, its successors and assigns. This Guaranty is binding upon Guarantor and Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

        14. COSTS AND EXPENSES. Guarantor shall pay on demand by State Farm all costs and expenses, including without limitation all reasonable attorneys' fees, incurred by State Farm in

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connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

        15. SEVERABILITY. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to the illegal, invalid or unenforceable.

        16. NO OBLIGATION. Nothing contained herein shall be construed as an obligation on the part of State Farm to extend or continue to extend credit to Borrower.

        17. AMENDMENT. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of State Farm, and then shall be effective only in the specific instance and for the purpose for which given.

        18. CUMULATIVE RIGHTS. All rights and remedies of State Farm hereunder are cumulative of each other and of every other right or remedy which State Farm may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

        19. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        20. VENUE. Federal and state courts within HARRIS COUNTY, TEXAS shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county where the Premises is located.

        21. COMPLIANCE WITH APPLICABLE USURY LAWS. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and State Farm by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and State Farm to conform strictly to the applicable laws which limit interest rates, any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

        22. DESCRIPTIVE HEADINGS AND DEFINITIONS. The headings in this Guaranty are for convenience only and shall not define or limit provisions hereof. All capitalized terms used herein, but not defined herein, shall have the same meaning as set forth in the Promissory Note.

        23. GENDER. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

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        24.     ENTIRE AGREEMENT. This Guaranty contains the entire agreement between Guarantor and State Farm regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Guarantor now or hereafter held by State Farm that relates to Borrower or any other person or entity.











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EXECUTED as of the date first above written.


ADDRESS FOR GUARANTOR                       GUARANTOR:
---------------------                       ----------

1323 N. Stemmons Freeway, Suite 200
Dallas, Texas 75207
                                            /s/ Robert M. Behringer
                                            ------------------------------------
                                            ROBERT M. BEHRINGER


STATE OF TEXAS           ss.
                         ss.
COUNTY OF DALLAS         ss.

        BEFORE ME, the undersigned authority, on this day personally appeared ROBERT M. BEHRINGER, an individual, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

                                            /s/ Mary E. Hearnsberger
                                            ------------------------------------
                                            Notary Public, State of Texas

                                            Mary E. Hearnsberger
                                            ------------------------------------
                                            Printed Name of Notary Public

                                            My Commission Expires: June 17, 2006
                                                                  --------------



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